CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Philip McDonald, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          the quarterly report on Form 10-QSB of Crestview Development Corporation for the three month period ended January 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Crestview Development Corporation.

Date: March 26, 2007

/s/ Philip McDonald

Philip McDonald

President, Chief Executive Officer, Chief Financial Officer,

Secretary, Treasurer and Director

(Principal Executive Officer, Principal Financial Officer

and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Crestview Development Corporation and will be retained by Crestview Development Corporation and furnished to the Securities and Exchange Commission or its staff upon request.